                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 1 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              June  30,    June  30,    June  30,    June  30,
PRIMARY                                                         1996         1995         1996         1995
- -------                                                       ---------    ---------    ---------    ---------
Net income                                                    $  66,293    $  67,496    $  96,178    $  94,454

Deduct: Dividends on convertible preference stock                     -       (1,099)           -       (2,198)
                                                              ---------    ---------    ---------    ---------
Net income applicable to common shares                        $  66,293    $  66,397    $  96,178    $  92,256
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
- ------------------------------------------------------

Weighted average common shares outstanding                      275,868      276,402      276,109      276,302
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      3,500        2,966        3,628        2,677
      Fisher-Price warrants                                         989          911          986          895
      Nonvested stock                                               537          412          600          401
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             280,894      280,691      281,323      280,275
                                                              =========    =========    =========    =========

Income Per Common Share:
- ------------------------

Net income per common share                                   $    0.24    $    0.24    $    0.34    $    0.33
                                                              =========    =========    =========    =========

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

                                    MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                  (Page 2 of 2)
                     COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                     ------------------------------------------------------------

                                (In thousands, except per share amounts)

                                                                     FOR THE                   FOR THE
                                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                              ----------------------    ----------------------
                                                              June  30,    June  30,    June  30,    June  30,
FULLY DILUTED                                                  1996 (a)     1995 (b)     1996 (a)     1995 (b)
- -------------                                                 ---------    ---------    ---------    ---------
Net income applicable to common shares                        $  66,293    $  67,496    $  96,178    $  94,454
                                                              =========    =========    =========    =========

Applicable Shares for Computation of Income per Share:
- ------------------------------------------------------

Weighted average common shares outstanding                      275,868      276,402      276,109      276,302
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      4,158        3,402        4,361        3,506
      Fisher-Price warrants                                       1,002          929        1,002          929
      Assumed conversion of convertible preference stock              -          923            -          923
      Nonvested stock                                               570          464          692          464
                                                              ---------    ---------    ---------    ---------
Weighted average number of common and common
  equivalent shares                                             281,598      282,120      282,164      282,124
                                                              =========    =========    =========    =========

Income Per Common Share:
- ------------------------

Net income per common share                                   $    0.24    $    0.24    $    0.34    $    0.33
                                                              =========    =========    =========    =========

(a) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(b) - This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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